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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NaPro BioTherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NAPRO BIOTHERAPEUTICS, INC.
4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301

IMPORTANT REMINDER TO VOTE YOUR PROXY

December 1, 2003

Dear NaPro BioTherapeutics Stockholder:

        Our records indicate we have not yet received your votes for the special meeting of stockholders of NaPro BioTherapeutics, Inc. We will hold the special meeting at the Fairview Room at the Raintree Plaza Center, 1850 Industrial Circle, Longmont, Colorado on Friday, December 12, 2003, at 9:00 a.m. local time. Please take a moment right now to ensure that your shares are represented at this important meeting.

        At the special meeting, you will be asked to consider and vote on a resolution to approve the proposed sale of our paclitaxel business to Faulding Pharmaceutical Co. for a purchase price of $71.7 million in cash minus an inventory adjustment to reflect our actual inventory as of the closing.

*PLEASE VOTE YOUR SHARES TODAY*

        In order to ensure that every stockholder has an opportunity to vote his or her shares, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder. Your board of directors has unanimously determined that the sale of NaPro's paclitaxel business to Faulding as contemplated by the asset purchase agreement is advisable and in the best interests of the Company and its stockholders. Accordingly, it recommends that you vote "FOR" the adoption of a resolution approving the asset sale and "FOR" the proposal to adjourn the special meeting to a later date or dates in certain circumstances.

        Institutional Shareholder Services ("ISS"), the nation's leading proxy voting advisory service firm, has also recommended that NaPro's stockholders vote "FOR" the adoption of a resolution approving the asset sale. ISS stated in its report that: "Based on the, fairness opinion, and strategic rationale, we believe the asset sale warrants shareholder support." ISS has also recommended that NaPro's stockholders vote against the proposal regarding adjournment of the special meeting to a later date or dates in certain circumstances. For the reasons explained in the proxy statement previously sent to you, our Board of Directors recommends that you vote FOR the proposal regarding adjournment of the special meeting.

        Since the resolution approving the asset sale must have the approval of a majority of NaPro's outstanding shares of common stock, a failure to vote will have the same effect as a vote against the resolution. Remember—every share and every vote counts! You may sign, date and mail your proxy card in the envelope provided, or you may vote by Internet or telephone. If you have any questions, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885 or collect at (212) 929-5500. Thank you in advance for voting promptly.

Sincerely,
Leonard P. Shaykin Chairman and Chief Executive Officer NaPro BioTherapeutics, Inc.

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IMPORTANT REMINDER TO VOTE YOUR PROXY